Exhibit 99

                         FORM 4 JOINT FILER INFORMATION

Name:                         Paul Caland

Address:                      c/o Robert T. Tucker, Esq.
                              61 Purchase Street
                              Rye, NY 10508

Designated Filer:             St. Cloud Investments, Ltd.

Issuer & Ticker Symbol:       Miravant Medical Technologies (MRVT)

Date of Event Requiring
Statement:                    4/1/05


Signature:                    /s/ Nancy L. Main, Attorney-in-Fact to Paul Caland
                              --------------------------------------------------
                              Nancy L. Main, Attorney-in-Fact to Paul Caland